UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

July 28, 2006

(Date of earliest event reported)

July 28, 2006

St. Joseph Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-6581

35-1977746

(Commission File Number)

           (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana

46545

              (Address of principal executive offices)

(Zip Code)

(800) 890-2798

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On July 28, 2006, the Company issued a press release announcing its financial results for the three- and six-month periods ended June 30, 2006.  The press release is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events

On July 28, 2006 the Company issued a press release announcing the declaration of a quarterly dividend, along with its financial results for the three and six-month periods ended June 30, 2006.  The press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(a)

Exhibits

99.1 Press release dated July 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated:  July 28, 2006

By:

/s/ Mark E. Secor

Mark E. Secor

Senior Vice President

and Chief Financial Officer

News Release

Contacts:

John Rosenthal: 574-273-9700

Mark Secor:  800-890-2798

Fax:  574-243-9670

E-mail: jrosenthal@sjcb.com

             msecor@sjcb.com

FOR RELEASE after 4:00 p.m. EST, July 28, 2006

St. Joseph Capital Corporation Announces Second Quarter Results

Mishawaka, Indiana – July 28, 2006 – The chairman, president, and chief executive officer of St. Joseph Capital Corp. (Nasdaq SC:SJOE), John W. Rosenthal, today announced that the Company posted second quarter net income of $582,000, or $0.31 fully diluted income per common share, an increase of 13.9% compared to the first quarter of this year, but down 28.6% compared to the same quarter a year ago. The second quarter was aided by a pre-tax recovery of $125,000 from the claim filed with the Company’s insurance carrier for the previously disclosed international wire transfer fraud perpetrated on the bank during the first quarter of 2006. The Company also declared a quarterly dividend of $0.06 per common share to be paid on September 15, 2006 to shareholders of record on September 1, 2006.

Chairman Rosenthal stated, “In the most direct terms, the story behind our performance centers mainly on our ‘spread’ business being negatively impacted by a burdensome interest rate environment—that is to say, the flat yield curve. Unfortunately, the shape of the yield curve is a variable over which we have no control. Looking ahead, some experts believe the slowing growth rate for the U.S. Economy currently being reported will lessen investors’ inflation fears. This combination of reduced inflation pressure and the slowing rate of overall economic growth could allow the Fed to lower short-term rates in the not-to-distant future to stimulate economic growth. Should this scenario unfold, we expect that it will have a positive impact on our net interest margin.”

“We continue our rigorous sales efforts to grow loans and deposits as well as control our non-interest expenses. I’m happy to report that we achieved solid results in all of those areas. Specifically, total loans and deposits grew by 13.2% and 13.5%, respectively, from the same quarter last year. Core non-interest expenses were up by 6.5% over the same time period, excluding the insurance recovery posted in the current quarter,” Rosenthal continued.

Total assets at the end of the second quarter reached $490.9 million, an increase of 9.9% compared to June 30, 2005. Deposits increased to $376.3 million at June 30, 2006, up $44.9 million or 13.5% from $331.4 million at June 30, 2005. Gross loans grew by $40.7 million or 13.2% year over year and reached $349.4 million at quarter end. Securities available for sale decreased by $16.7 million or 17.5% year-over-year. A detailed review of St. Joseph Capital Corporation’s performance is included with this release.

St. Joseph Capital Corporation is a bank holding company whose headquarters are located in Mishawaka, Indiana. Its primary operating subsidiary, St. Joseph Capital Bank, provides a broad array of banking services to businesses and individuals in the Michiana area. St. Joseph Capital Bank employs numerous delivery channels for their financial services including a unique courier service and electronic banking accessed via their website, www.sjcb.com. St. Joseph Capital Bank is a member of the Federal Deposit Insurance Corporation.

#####

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by St. Joseph Capital Corporation with the Securities and Exchange Commission. St. Joseph Capital Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

ST. JOSEPH CAPITAL CORPORATION

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except per share data)

Three Months Ended

Six Months Ended

June 30, 2006

June 30, 2005

June 30, 2006

June 30, 2005

Interest income

Loans, including fees

$

5,714

$

4,217

$

11,060

$

8,110

Securities and other interest income

883

993

1,738

1,873

6,597

5,210

12,798

9,983

Interest expense

Deposits

3,406

1,979

6,353

3,656

Securities sold under agreements

to repurchase and other borrowings

985

703

1,868

1,256

4,391

2,682

8,221

4,912

Net interest income

2,206

2,528

4,577

5,071

Provision for loan losses

-

-

-

-

Net interest income after provision for loan losses

2,206

2,528

4,577

5,071

Noninterest income

Service charges on deposit accounts

102

121

192

223

Other noninterest income

180

128

336

272

282

249

528

495

Noninterest expense

Employee compensation and benefits

1,278

1,159

2,534

2,275

Stock option expense

75

35

110

70

Occupancy and equipment expense

133

132

275

246

Fraud Loss

(125)

-

52

-

Other expense

391

437

748

840

1,752

1,763

3,719

3,431

Income before income taxes

736

1,014

1,386

2,135

Income tax expense

154

199

293

524

Net income

$

582

$

815

$

1,093

$

1,611

Basic income per common share

$

.33

$

.47

$

.62

$

.93

Diluted income per common share

$

.31

$

.43

$

.59

$

.86

ST. JOSEPH CAPITAL CORPORATION

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

June 30, 2006

June 30, 2005

ASSETS

Total cash and cash equivalents

$

44,415

$

26,549

Securities available for sale

78,703

95,436

Federal Home Loan Bank (FHLB) stock

3,250

3,152

Loans receivable

349,400

308,750

Less: Allowance for loan losses

3,578

3,578

       Loans receivable, net

345,822

305,172

Premises and equipment, net

3,217

3,203

Interest receivable and other assets

15,499

13,330

Total assets

$

490,906

$

446,842

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities

Total deposits

$

376,251

$

331,364

Federal fund purchased

-

27,000

Securities sold under agreements to repurchase

10,992

7,829

FHLB advances

63,000

41,740

Subordinated debentures

8,000

8,000

Interest payable and other liabilities

3,223

2,891

Total liabilities

461,466

418,824

Total shareholders’ equity

29,440

28,018

Total liabilities and shareholders’ equity

$

490,906

$

446,842

St. Joseph Capital Corporation
Selected Quarterly Consolidated Financial Data (Unaudited)
(Dollars in thousands, except per share data)
	Three Months	Three Months	Three Months	Three Months	Three Months
	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005

EARNINGS
Net interest income	$ 2,206	$ 2,371	$ 2,556	$ 2,584	$ 2,528
Provision for loan loss	-	-	-	-	-
Noninterest income	282	246	229	232	249
Noninterest expense	1,752	1,967	1,672	1,745	1,763
Net income	582	511	806	803	815
Basic earnings per share	0.33	0.29	0.46	0.46	0.47
Diluted earnings per share	$ 0.31	$ 0.28	$ 0.43	$ 0.43	$ 0.43
Average shares outstanding	1,768,291	1,758,269	1,749,120	1,746,401	1,741,803
Average diluted shares outstanding	1,856,690	1,854,894	1,855,800	1,875,652	1,875,958

PERFORMANCE RATIOS
Return on average assets*	0.50%	0.46%	0.71%	0.72%	0.77%
Return on average common equity *	7.92%	7.24%	11.49%	11.58%	12.00%
Net interest margin (fully-tax equivalent)*	2.14%	2.37%	2.53%	2.60%	2.69%
Efficiency ratio	70.46%	75.12%	60.04%	61.95%	63.49%

CAPITAL
Average equity to average assets	6.4%	6.3%	6.2%	6.2%	6.4%
Tier 1 leverage capital ratio	8.5%	8.6%	8.5%	8.4%	8.8%
Tier 1 risk-based capital ratio	10.8%	10.9%	10.7%	10.8%	10.9%
Total risk-based capital ratio	11.8%	11.9%	11.7%	11.8%	12.0%
Book value per share	16.54	16.63	16.53	16.32	16.06

ASSET QUALITY
Net charge-offs	$ -	$ -	$ -	$ -	$ -
Net charge-offs to average loans *	0.00%	0.00%	0.00%	0.00%	0.00%
Allowance for loan losses	$ 3,578	$ 3,578	$ 3,578	$ 3,578	$ 3,578
Allowance for loan losses to total loans	1.02%	1.03%	1.06%	1.08%	1.16%
Nonperforming loans	$ 83	$ -	$ -	$ -	$ -
Other real estate owned	$ -	$ -	$ -	$ -	$ -
Nonperforming loans to total loans	0.02%	0.00%	0.00%	0.00%	0.00%
Nonperforming assets to total assets	0.02%	0.00%	0.00%	0.00%	0.00%

END OF PERIOD BALANCES
Total assets	$ 490,906	$ 460,780	$ 481,128	$ 450,767	$ 446,842
Total earning assets	454,296	431,952	425,934	415,748	409,301
Total loans	349,400	345,953	338,705	330,972	308,750
Total deposits	376,251	330,081	343,398	332,876	331,364
Stockholders' equity	29,440	29,596	28,941	28,537	28,018

AVERAGE BALANCES
Total assets	$ 463,556	$ 451,645	$ 447,615	$ 440,751	$ 423,181
Total earning assets	436,081	425,312	419,884	413,442	397,011
Total loans	347,900	338,723	331,579	317,514	293,490
Total deposits	348,202	343,345	346,684	337,573	326,163
Stockholders' equity	29,483	28,608	27,819	27,519	27,250

* annualized for quarterly data